Exhibit j

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information for the Domini Sustainable Solutions Fund.

/s/ KPMG LLP

Boston, Massachusetts

February 25, 2020